EXHIBIT 5.1

June 10, 2009	Philip T. Colton Direct dial: (612) 604-6729 Direct fax: (612) 604-6929 pcolton@winthrop.com
Digital Angel Corporation
490 Villaume Avenue
South St. Paul, MN 55075
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as securities counsel for Digital Angel Corporation, a Delaware corporation (the "Company"), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (“Securities Act”), with respect to the offering and issuance from time to time pursuant to Rule 415 under the Securities Act by the Company of up to 3,000,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”). The terms used herein, unless otherwise defined, have the meanings assigned to them in the Registration Statement. The prospectus contained in the Registration Statement (“Prospectus”) provides that it will be supplemented in the future by one or more prospectus supplements (“Prospectus Supplements”).
In connection herewith, we have examined the Company’s Certificate of Incorporation and Bylaws and any amendment or restatement thereof and the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records of the Company, statements and certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquires, that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed.
In such examination, we have assumed (i) the genuineness of all signatures; (ii) the authenticity of original documents and the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (iv) the legal competence and capacity of natural persons; (v) that the Registration Statement, and

Digital Angel Corporation
June 10, 2009

any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (vi) that Prospectus Supplement(s) will have been filed with the Commission describing the Common Stock offered thereby; (vii) that all Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (viii) that any definitive underwriting, purchase or similar agreement with respect to any Common Stock offered and sold will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) and that there will be a sufficient number of shares of Common Stock authorized under the Company’s Certificate of Incorporation and not otherwise reserved for issuance.
Based on such examination, we are of the opinion that the shares of Common Stock to be issued pursuant to the Registration Statement will be validly issued, fully paid and nonassessable, assuming:
(a) the Board of Directors has taken all necessary corporate action to authorize and approve the issuance and the terms of the offering of the shares of Common Stock and related matters; and
(b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered in accordance with any applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein.
Our opinion that any document is legal, valid and binding is qualified as to:
(a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;
(b) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and
(c) general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.
We express no opinion herein as to the effect or applicability of the laws of any jurisdiction other than the federal laws of the United States of America and the corporate laws of the State of Delaware.

Digital Angel Corporation
June 10, 2009

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto.
Very truly yours,
Winthrop & Weinstine, P.A.

By:	/s/ Philip T. Colton

Philip T. Colton